Exhibit (a)(2)

FORM OF
LETTER OF TRANSMITTAL
TO SURRENDER SHARES OF COMMON STOCK OF

Pulse Electronics Corporation

This Letter of Transmittal is being delivered to each record holder of shares of common stock, par value $0.125 per share (the “Stock”) of Pulse Electronics Corporation, a Pennsylvania corporation (the “Company”), in connection with that certain Investment Agreement and Agreement and Plan of Merger, dated as of February 28, 2015 (the “Merger Agreement”), by and among OCM PE Holdings, L.P., a Delaware limited partnership (“Parent”), OCM PE Merger Sub, Inc., a Pennsylvania corporation (“Merger Sub”) and wholly owned subsidiary of Parent, and the Company. Pursuant to the Merger Agreement, Merger Sub has been merged with and into the Company (the “Merger”) with the Company as the surviving corporation, and the Company’s outstanding shares of Stock have been converted into the right to receive $1.50 per share. Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Merger Agreement. A copy of the Merger Agreement will be made available upon request to the Paying Agent. The Merger became effective on April 13, 2015.

In order to exchange your shares of Stock of the Company for the applicable consideration due to you in connection with the Merger, you must deliver a properly completed and duly signed Letter of Transmittal and certificate(s) representing your shares of Stock (if such shares are certificated) to the address set forth below.

Please read the accompanying Instructions carefully and then complete and return this Letter of Transmittal and other required materials to the following address:

Please complete the following table:

Description of Shares Owned Attach additional sheets if necessary

Name(s) and Address(es) of Registered Holder(s) (Please fill in exactly as name appears on certificate(s) or is otherwise registered)	Book Entry Shares (yes/no):	Certificate Number (if applicable):	Number of Shares:

Total Number of Shares Surrendered:

The Paying Agent is:
Continental Stock Transfer & Trust Company

By Mail	By Hand or Overnight Courier:
Continental Stock Transfer & Trust Co. 17 Battery Place- 8th Floor New York, NY 10004 Attention: Corporate Actions	Continental Stock Transfer & Trust Co. 17 Battery Place- 8th Floor New York, NY 10004 Attention: Corporate Actions

For information call: 917-262-2378

Delivery of this Letter of Transmittal to an address other than as set forth above does not constitute a valid delivery. The instructions accompanying this Letter of Transmittal should be read carefully before this Letter of Transmittal is completed. No alternative, conditional or contingent submissions will be accepted. The method of delivery of this Letter of Transmittal is at the option and risk of the owner.

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Ladies and Gentlemen:

In connection with the Merger, the undersigned hereby surrenders the shares of Stock described in the table above (the “Shares”).

By virtue of the Merger, each Share has been converted into the right to receive $1.50 in cash without interest, as set forth in Section 1.5(a) of the Merger Agreement (the “Merger Consideration”).

The undersigned, upon request, will execute and deliver any additional documents deemed by Continental Stock Transfer & Trust Company to be necessary or desirable to complete the surrender of the Shares listed above in order to receive payment as a result of the Merger.

All authority herein conferred or agreed to be conferred herein shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, personal representatives, trustees in bankruptcy, successors and assigns of the undersigned. The surrender of Shares hereby is irrevocable and, once delivered to Continental Stock Transfer & Trust Company, may not be withdrawn under any circumstances.

The undersigned understands that surrender is not made in acceptable form until the receipt by Continental Stock Transfer & Trust Company of this Letter of Transmittal, or a manually signed facsimile hereof, properly completed and duly signed, and of the Shares, together with all accompanying evidences of authority and other documents in form satisfactory to Continental Stock Transfer & Trust Company. All questions as to validity, form and eligibility of any surrender of Shares hereby will be determined by Continental Stock Transfer & Trust Company and such determination shall be final and binding.

The undersigned understands that payment to it of the Merger Consideration will be made as promptly as practicable after the surrender of Shares is made in acceptable form (and in any event within approximately five (5) business days thereafter). Please retain a copy of this Letter of Transmittal for your records.

Please complete the following table if payment is to be issued to the undersigned:

DELIVERY INSTRUCTIONS
(See General Instructions 2 and 3)

Issue the check representing payment to:

Name:

                (Please Print)

Address:

Telephone Number:

Taxpayer Identification Number or Social Security Number

(See IRS Form W-9 attached)

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WIRE TRANSFER INSTRUCTIONS

To be completed ONLY if you desire funds to be delivered to you by wire transfer.

Bank Name:

Bank Telephone Number:

Account Name:

Account Number:

Routing Number or Swift Code (as applicable):

IBAN#:

Please complete the following table if payment is to be issued in the name of someone other than the undersigned:

SPECIAL PAYMENT INSTRUCTIONS
(See General Instructions 2 and 3)

To be completed ONLY if the payment is to be issued in the name of someone other than the undersigned. NOTE: THE PERSON NAMED IN THESE SPECIAL PAYMENT INSTRUCTIONS MUST BE THE PERSON WHO COMPLETES THE FORM W-9.

Issue the check representing payment to:

Name

                         (Please Print)

Address

Taxpayer Identification Number or

Social Security Number

(See IRS Form W-9 attached)

If you complete this box, you will need a signature guarantee by an eligible institution. See General Instruction.

Delivery of the Shares will be affected and risk of loss shall pass only upon receipt by the Paying Agent at the address below. Delivery of a check or wire transfer (if applicable) for cash payment to which you are entitled under the Merger Agreement shall be made within approximately five (5) business days after the receipt by Paying Agent of this Letter of Transmittal and the appropriate stock certificate(s) (if such Shares are certificated).

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LOST, STOLEN OR DESTROYED CERTIFICATES

If any of the certificate(s) representing Shares that you own have been lost, stolen, or destroyed, check this box and see Instruction 5. Complete the remainder of this Letter of Transmittal and indicate here the number of Shares represented by the lost, stolen or destroyed certificate(s).

Number of Shares	Certificate Number

ACKNOWLEDGEMENTS AND AGREEMENTS

1.	Surrender of Shares

In connection with the Merger pursuant to the Merger Agreement, the undersigned hereby surrenders, subject to the terms and conditions of the Merger Agreement, the Shares (together with any certificates representing such Shares, if applicable) owned by the undersigned in exchange for, and for the purpose of receiving, an amount in cash equal to the Merger Consideration payable pursuant to the Merger Agreement.

2.	Representations and Warranties. The undersigned hereby represents and warrants to the Company, Parent, Merger Sub and the Paying Agent as follows:

(a)	The undersigned has all requisite power, authority, and legal capacity to execute and deliver this Letter of Transmittal. This Letter of Transmittal, when this Letter of Transmittal is duly and validly executed and delivered by the undersigned, will constitute the legal, valid, and binding obligation of the undersigned and will be enforceable against the undersigned in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, and similar laws affecting creditors generally and by the availability of equitable remedies.

(b)	The undersigned is the registered holder, as applicable, of the Shares. The undersigned owns the Shares, free and clear of all liens, and the undersigned has the full power, right, and authority to transfer the Shares pursuant to the Merger.

3.	Waiver of Dissenters Rights

Completion and delivery of this Letter of Transmittal to the Paying Agent constitutes a waiver by the undersigned of any dissenters rights with respect to any shares of Stock owned by the undersigned under the Pennsylvania Business Corporation Law of 1988, as amended, whether or not the undersigned has previously made a written demand upon the Company or any other person. If a notice of intent to dissent and demand payment of fair value has been filed with the Company with respect to any Shares surrendered herewith, the undersigned hereby revokes such notice and elects not to demand payment of fair value of the Shares, to the full extent permitted by law. THE UNDERSIGNED HEREBY IRREVOCABLY WAIVES ANY RIGHTS TO DISSENT AND DEMAND PAYMENT OF THE FAIR VALUE OF THEIR SHARES PURSUANT TO SUBCHAPTER D OF CHAPTER 15 OF THE PENNSYLVANIA BUSINESS CORPORATION LAW OF 1988, AS AMENDED, OR OTHERWISE, WHICH RIGHTS TO DISSENT ARE DESCRIBED MORE FULLY IN THE INFORMATION PROVIDED TO SHAREHOLDERS OF THE COMPANY.

This Letter of Transmittal shall remain in full force and effect notwithstanding the death or incapacity or dissolution of one or more of the undersigned, and shall be binding upon the heirs, personal representatives, successors, and assignees of the undersigned and shall not be affected by, and shall survive, the death or incapacity or dissolution of the undersigned. The undersigned agrees that the Instructions to this Letter of Transmittal constitute an integral part of this instrument and agrees to be bound thereby. Surrender of the Shares is subject to the terms, conditions, and limitations set forth in the Merger Agreement and the Instructions attached hereto.

[Signature Page to follow]

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You are instructed to issue to the undersigned the consideration to which the undersigned is entitled in connection with the Merger as provided for and pursuant to the terms and conditions of the Merger Agreement.

If any holder of Stock is married and such Shares are held jointly with such holder’s spouse, both such holder and his or her spouse must sign this Transmittal Letter. Signatures of trustees, executors, administrators, guardians, officers of corporations, attorneys-in-fact, or others acting in a fiduciary capacity must include the full title of the signer in such capacity.

PLEASE SIGN HERE

If Holder is a Natural Person:*	If Holder is an Entity:*

By:
Signature	Name
Its

Print Name

Email address
Taxpayer ID No.
Social Security Number

Dated
Telephone:
Telephone ______________________________
If Holder’s Spouse Must Sign:
Email address ____________________________

Signature

Email address

Print Name

Social Security Number

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SIGNATURE GUARANTEE
(REQUIRED ONLY IN CASE SPECIFIED IN GENERAL INSTRUCTION 3)

The undersigned hereby guarantees the signature(s) which appear(s) on this Letter of Transmittal	_______________________________________ (Name of Eligible Institution Issuing Guarantee) (Please Print)
Dated:

_______________________________________ (Fix Medallion Stamp Above)

*	Must be signed by a registered holder(s) exactly as name(s) appear(s) on share registration, and spouse, if any. See Instructions.

INSTRUCTIONS

1.              Letter of Transmittal. This Letter of Transmittal must be properly completed, duly executed, dated, and delivered or mailed to the address set forth on the first page of this Letter of Transmittal together with (a) the stock certificate(s), if any, you are surrendering in order to exchange Shares for cash in connection with the Merger (sometimes referred to herein as the “Payment”) and (b) any other required documents. The method of delivering documentation is at the option and the risk of the holder. IF SENT BY MAIL, REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, IS RECOMMENDED. Documentation may be surrendered in person or by mail. Delivery will be deemed made when actually received by the Company.

UNTIL A HOLDER HAS SURRENDERED HIS, HER, OR ITS SHARES (INCLUDING ANY STOCK CERTIFICATE(S) OR AFFADAVIT OR OTHER DOCUMENTATION RELATING TO LOSS OF STOCK CERTIFICATE(S), AS APPLICABLE), TO THE ADDRESS SET FORTH ON THE FIRST PAGE OF THIS LETTER OF TRANSMITTAL, HE, SHE, OR IT WILL NOT RECEIVE PAYMENT OF CONSIDERATION IN RESPECT OF THE MERGER AND DUE TO THE HOLDER WITH RESPECT TO SHARES.

You should complete one Letter of Transmittal listing all Shares registered in the same name. If any Shares are registered in different ways on several account registrations, you will need to complete, sign, and submit as many separate Letters of Transmittal as there are different registrations of Shares.

2.              Signatures. The signature on this Letter of Transmittal must correspond exactly with the registered name(s) of Shares surrendered or converted unless the Shares described on this Letter of Transmittal have been assigned by the registered holder or holders thereof, in which event this Letter of Transmittal should be signed in exactly the same form as the name(s) of the last transferee(s).

For a name correction or for a change in name which does not involve a change in ownership, proceed as follows: For a change in name by marriage, etc., the Letter of Transmittal should be signed, e.g., “Mary Doe, now by marriage Mary Jones.” For a correction in name, the Letter of Transmittal should be signed, e.g., “James E. Brown, incorrectly inscribed as J.E. Brown.” The signature in each case should be guaranteed as described below in Instruction 3.

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IMPORTANT: If this Letter of Transmittal is signed by a trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact, or other person acting in a fiduciary or representative capacity, the person signing must give his or her full title in such capacity and enclose appropriate evidence of his or her authority to so act.

3.              Guarantee of Signatures. Signatures on this Letter of Transmittal must be guaranteed if the undersigned has completed the table entitled “SPECIAL PAYMENT INSTRUCTIONS” on page 3 hereof. In addition, if there is a name correction or a change in the name that does not involve a change in ownership as described above in Instruction 2, the signatures on this Letter of Transmittal must be guaranteed. Signatures required to be guaranteed on this Letter of Transmittal must be guaranteed by an eligible guarantor institution pursuant to Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended (generally a member firm of the New York Stock Exchange or any bank or trust company which is a member of the Medallion Program). Public notaries cannot execute acceptable guarantees of signatures.

4.              Endorsement. Stock certificates need NOT be endorsed or accompanied by separate, stock powers and the signature(s) need NOT be guaranteed.

5.              Lost, Stolen or Destroyed Stock Certificate. In the event that any holder is unable to deliver any certificate(s) representing his, her or its Shares due to the loss or destruction of such certificate(s), such fact should be indicated on the face of this Letter of Transmittal. In such case, the holder should also contact the Paying Agent to report the lost, stolen or destroyed certificate(s). An Affidavit of Lost Certificate must be completed in order to effectively surrender such lost, stolen or destroyed certificate(s). Surrenders hereunder regarding such lost certificate(s) will be processed only after such Affidavit of Lost Certificate has been submitted to and approved by the Paying Agent.

6.              Inquiries. All questions regarding appropriate procedures for surrendering Shares should be directed to the Paying Agent at the mailing address or telephone number set forth on the front page.

7.              Additional Copies. Additional copies of this Letter of Transmittal may be obtained from the Paying Agent at the mailing address or telephone number set forth on the front page.

8.              Stock Transfer Taxes. Except as described below, Continental Stock Transfer & Trust Company will pay all state stock transfer taxes with respect to the delivery of checks in payment for surrendered Shares. If, however, payment is to be made to any person other than the registered holder(s), or if surrendered Shares are registered in the name of any person other than the person(s) signing this Letter of Transmittal, the amount of any state stock transfer taxes (whether imposed on the registered holder(s), the Company or any other person) payable on account of the payment to such other person will be deducted from the Merger Consideration or must be paid by the recipient or the person signing this Letter of Transmittal unless evidence satisfactory to Continental Stock Transfer & Trust Company of the payment of such taxes, or exemption therefrom, is submitted.

9.              Internal Revenue Service Forms. Under United States federal income tax law, each United States stockholder receiving Payment is required to provide a correct Taxpayer Identification Number on Internal Revenue Service Form W-9, and to indicate whether the stockholder is subject to backup withholding. Each non-United States stockholder should provide a properly executed applicable Internal Revenue Service Form W-8. Please see “IMPORTANT TAX INFORMATION.”

10.          Miscellaneous. Any and all Letters of Transmittal or facsimiles (including any other required documents) not in proper form are subject to rejection. The terms and conditions of the Merger Agreement are incorporated herein by reference and are deemed to form part of the terms and conditions of this Letter of Transmittal.

11.          Waiver of Conditions. To the extent permitted by applicable law, the Company and Continental Stock Transfer & Trust Company reserve the right to waive any and all conditions set forth herein and accept for exchange any Shares submitted for exchange.

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IMPORTANT TAX INFORMATION

Under United States federal income tax law, United States Holders (as defined below) of stock who are receiving any consideration in connection with the Merger are required to provide his, her or its current Taxpayer Identification Number (“TIN”). If such holder is an individual, the TIN is his or her social security number. If the holder does not provide the correct TIN or an adequate basis for an exemption, the holder may be subject to a $50 penalty imposed by the Internal Revenue Service, and any consideration such holder receives in the Merger may be subject to backup withholding at the applicable rate (currently 28%). If withholding results in an overpayment of taxes, a refund from the Internal Revenue Service may be obtained. To prevent backup withholding on any cash payment made to a holder of stock in connection with the Merger Agreement, the holder is required to notify the Paying Agent of his or her correct TIN by completing the enclosed Form W-9 and certifying under penalties of perjury, that the TIN provided on Form W-9 is correct. In addition, the holder must date and sign as indicated. If the holder does not provide the Paying Agent with a properly completed IRS Form W-9 or otherwise establish an exemption, the Paying Agent may backup withhold a portion of all cash payments made to the holder.

Certain holders (including, among others, corporations and certain foreign holders) are exempt recipients not subject to these backup withholding requirements. See the enclosed copy of the Form W-9 and the General Instructions to Form W-9. To avoid possible erroneous backup withholding, exempt United States Holders, while not required to file Form W-9, should complete and return the Form W-9.

To prevent backup withholding, holders that are not United States Holders should (i) submit a properly completed IRS Form W-8BEN or W-8BEN-E, or other applicable IRS form W-8, to the Paying Agent, certifying under penalties of perjury to the holder’s foreign status or (ii) otherwise establish an exemption. IRS Forms W-8BEN and W-8BEN-E, or other applicable forms, may be obtained from the Paying Agent.

For purposes of these instructions, a “United States Holder” is (i) an individual who is a citizen or resident alien of the United States, (ii) a corporation (including an entity taxable as a corporation) or partnership created under the laws of the United States or of any political subdivision thereof, (iii) an estate the income of which is subject to United States federal income tax regardless of its source or (iv) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or (b) the trust has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

See the enclosed “General Instructions” on Form W-9 for additional information and instructions.

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